EXHIBIT 23.1









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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Applied Graphics Technologies, Inc. on Form S-8 of our report dated March 25, 1999, appearing in the Annual Report on Form 10-K of Applied Graphics Technologies, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
New York, New York
April 12, 1999